Exhibit 99.1

Telestone Technologies Corporation

Summary Consolidated Statements of Operations and Other Comprehensive Income (Unaudited)
Years ended December 31, 2012 and 2011

	Years ended December 31,
	2012	2011
	US$’000	US$’000
Operating revenues:
Net sales of equipment	23,153	39,281
Service income	34,739	69,783

Total operating revenues	57,892	109,064

Cost of operating revenues:
Cost of net sales	14,401	22,277
Cost of service	19,570	38,282

Total cost of operating revenues	33,971	60,559

Gross profit	23,921	48,505

Operating expenses:
Sales and marketing	10,160	10,905
General and administrative	34,096	15,132
Research and development	2,038	2,313
Depreciation and amortization	468	452

Total operating expenses	46,762	28,802

Operating income	(22,841)	19,703

Interest expense	(1,212)	(1,124)
Other income, net	693	899

Income before income taxes	(23,360)	19,478

Income taxes	(1,085)	(4,552)

Net income	(24,445)	14,926

Other comprehensive income
Foreign currency translation adjustment	(471)	3,892

Total comprehensive income	(24,916)	18,818

Earnings per share:

Weighted average number of common stock outstanding
Basic	14,133,264	12,343,127
Effect of dilutive warrants and stock options	-	8,582

Diluted	14,133,264	12,351,709

Net income per share of common stock	US$	US$

Basic	(1. 76)	1.21

Diluted	(1.76)	1.21

Telestone Technologies Corporation

Summary Consolidated Balance Sheets (Unaudited)
As of December 31, 2012 and 2011

	As of December 31,
	2012	2011
	US$’000	US$’000
ASSETS

Current assets:
Cash and cash equivalents	8,536	18,850
Accounts receivable, net of allowance	221,648	251,460
Due from related parties	4,730	1,534
Inventories, net of allowance	6,301	6,755
Prepayment	1,897	2,351
Other current assets	3,805	2,797

Total current assets	246,917	283,747

Goodwill	4,268	4,268
Property, plant and equipment, net	13,194	9,264
Lease prepayments, net	2,533	2,571
permanent investment	2,013	-

	22,008	16,103

Total assets	268,925	299,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	9,735	14,941
Accounts payable – Trade	48,761	46,450
Customer deposits for sales of equipment	669	2,684
Due to related parties	1,714	1,831
Income tax payable	19,678	18,695
Accrued expenses and other accrued liabilities	72,908	72,483

Total current liabilities	153,465	157,084

Commitments and contingencies

Stockholders’ equity:
Preferred stock, US$0.001 par value, 10,000,000 shares authorized, no shares issued
Common stock, US$0.001 par value:
Authorized – 100,000,000 shares as of December 31, 2011 and 2010
Issued and outstanding – 12,333,264 and 12,233,264 shares as of December 31, 2011 and 2010 respectively	12	12
Additional paid-in capital	43,935	50,148
Dedicated reserves	7,319	6,871
Other comprehensive income	14,240	12,329
Retained earnings	48,490	73,406

Total stockholders’ equity	113,996	142,766
Non-controlling interests	1,464	-

Total liabilities and stockholders’ equity	268,925	299,850

Telestone Technologies Corporation

Summary Consolidated Statements of Cash Flows (Unaudited)
As of December 31, 2012 and 2011

	Years ended December 31,
	2012	2011
	US$’000	US$’000
Cash flows used in operating activities
Net income	(27,440)	14,926
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	468	452
Allowance for doubtful accounts	30,281	8,200
Stock-based compensation	475	1,578
Loss on disposal of property, plant and equipment, net	7	-
Changes in assets and liabilities:
Accounts receivable	(2,322)	(51,308)
Inventories	458	(2,463)
Due from related parties	(3,686)	540
Prepayment	419	(28)
Other current assets	(1,090)	82
Accounts payable	1,507	1,819
Due to related parties	(429)	(2,492)
Customer deposits for sales of equipment	(2,533)	444
Income tax payable	761	4,408
Service cost payable, accrued expenses and other accrued liabilities	2,132	11,106

Net cash used in operating activities	(992)	(12,736)

Cash flows used in investing activities
Purchase of property, plant and equipment	(4,792)	(4,822)
Additions of long-term land lease prepayments	-	-
Acquisition of a subsidiary	396	550
Proceeds from disposal of property, plant and equipment	-	2

Net cash used in investing activities	(4,396)	(4,270)

Cash flows from financing activities
Issuance of common stock, net of issue costs	-	-
Proceeds from short-term bank loans	9,736	18,086
Repayment of short-term bank loans	(15,039)	(13,368)

Net cash provided by financing activities	(5,303)	4,718

Net (decrease) increase in cash and cash equivalents	(10,691)	(12,288)

Cash and cash equivalents, beginning of year	18,850	31,020
Effect on exchange rate changes	377	118

Cash and cash equivalents, end of year	8,536	18,850

Supplemental disclosure of cash flow information
Interest received	68	34
Interest paid	(914)	(766)
Income tax paid	(1,478)	(219)